UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2010

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2010, Michael T. Dan, Chairman of the Board, President and Chief Executive Officer; Joseph W. Dziedzic, Vice President and Chief Financial Officer; Frank T. Lennon, Vice President and Chief Administrative Officer; McAlister C. Marshall, II, Vice President and General Counsel; and Matthew A.P. Schumacher, Controller (each, an “Executive”) entered into Change in Control Agreements (the “Agreements”) with The Brink’s Company (the “Company”), which superseded and replaced prior change in control agreements in effect for Messrs. Dan, Dziedzic, Lennon and Marshall.  The Agreements standardize the change in control agreement provisions for the Executives and eliminate tax gross-up provisions to the extent those provisions were contained in previous change in control agreements.

Under the terms of the Agreements, if a change in control (as defined in the Agreements) occurs and the Executive remains employed by the Company, he will receive annual compensation equal to the sum of (1) a salary not less than his annualized salary in effect immediately before the date the change in control occurred, plus (2) a bonus not less than the average amount of his annual bonus award under the Company’s Key Employees Incentive Plan or any substitute or successor plan for the last three full calendar years preceding the date the change in control occurred (the “Average Annual Bonus”).

Under the terms of the Agreements, if a change in control occurs and the Company terminates the Executive’s employment other than for cause (as defined in the Agreements), death or incapacity (as defined in the Agreements) or he terminates his employment for good reason (as defined in the Agreements) during the two years following the date of the change in control, the Company will make a lump sum cash payment to the Executive consisting of the aggregate of the following amounts:

•
the sum of (1) his currently effective annual base salary through the date of termination to the extent not already paid, (2) his Average Annual Bonus prorated based on the number of days worked in the year of his termination and (3) any accrued vacation pay, in each case to the extent not already paid or credited; and

•	an amount equal to two times the sum of his annual base salary and his Average Annual Bonus.

In the event of a change in control, the Executive would also be entitled to other payments for medical benefits and outplacement services as set forth in the Agreements.  The Agreements will terminate on February 25, 2013, if a change in control has not occurred before that date.

The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the entire Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Change in Control Agreement, dated February 25, 2010, among the Company, Brink’s, Incorporated and Michael T. Dan

	10.2	Change in Control Agreement, dated February 25, 2010, between the Company and Joseph W. Dziedzic

	10.3	Change in Control Agreement, dated February 25, 2010, between the Company and Frank T. Lennon

	10.4	Change in Control Agreement, dated February 25, 2010, between the Company and McAlister C. Marshall, II

	10.5	Change in Control Agreement, dated February 25, 2010, between the Company and Matthew A.P. Schumacher

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: February 25, 2010	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II
Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Change in Control Agreement, dated February 25, 2010, among the Company, Brink’s, Incorporated and Michael T. Dan

10.2	Change in Control Agreement, dated February 25, 2010, between the Company and Joseph W. Dziedzic

10.3	Change in Control Agreement, dated February 25, 2010, between the Company and Frank T. Lennon

10.4	Change in Control Agreement, dated February 25, 2010, between the Company and McAlister C. Marshall, II

10.5	Change in Control Agreement, dated February 25, 2010, between the Company and Matthew A.P. Schumacher